JAMES STREET CAPITAL PARTNERS

REGISTRY NO. CR 204754

March 14, 2017

Erin Energy Corporation,
1330 Post Oak Blvd., Suite 2250
Houston, TX 77056

Attention: Chief Financial Officer

Re: Extension of Maturity Date for the Promissory Note executed as of May 2, 2016 between Erin Energy Corporation (“Borrower”), and James Street Capital Partners, a Cayman Islands limited company (the “Lender”) (the “Note”)

Dear Sirs:

This letter serves as an amendment to the Note, whereby the Maturity Date, as defined in the Note shall be extended to April 30, 2018. Accordingly, the definition of “Maturity Date” shall be revised to read as follows:

“Maturity Date” means April 30, 2018

In consideration of the above extension, Borrower shall amend the Note to grant Lender the right to, at the sole option of Lender, convert all or any portion of the principal amount of and/or any accrued and unpaid interest on the Note then outstanding (such amount being converted, the “Convertible Amount”) in accordance with the terms of the Note into a number of shares of Common Stock of the Borrower, as described in the Borrower’s Certificate of Incorporation (“Common Stock”), equal to the quotient of (x) the Convertible Amount divided by (y) the Conversion Price, rounded down to the nearest whole share. “Conversion Price” shall mean $3.415 per share subject to adjustments for: (i) stock splits and reverse stock splits; (ii) the Borrower’s making or issuing a dividend payable in additional shares of Common Stock; and (iii) reorganization, recapitalization, consolidation, amalgamation or merger involving the Borrower in which the shares of Common Stock are converted into or exchanged for securities, cash or other property.

Without prior approval of the shareholders of Borrower, in no event shall the number of shares of Common Stock issued or issuable hereunder as a result of conversion exceed the number of shares that may be issued without shareholder approval as determined by applicable law or stock exchange regulation.

All other terms and conditions of the Note shall remain as provided in the Note. Further terms not otherwise defined in this letter shall have the meaning as defined in the Note. The parties shall enter into an amended and restated Note to reflect the terms of this letter within thirty (30) days of the date hereof.

Please indicate your acceptance of the terms of this letter by signing below.

Sincerely,

P.O. BOX 32338 SMB × GENESIS BUILDING, 3RD FLOOR × GRAND CAYMAN × CAYMAN ISLANDS, BWI
TEL: 345.949.6611 FAX: 345.949.6612

JAMES STREET CAPITAL PARTNERS

REGISTRY NO. CR 204754

ACKNOWLEDGED AND AGREED TO BY:

Erin Energy Corporation

Daniel Ogbonna, Senior Vice President

P.O. BOX 32338 SMB × GENESIS BUILDING, 3RD FLOOR × GRAND CAYMAN × CAYMAN ISLANDS, BWI
TEL: 345.949.6611 FAX: 345.949.6612